EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Directors
Gain Capital Holdings, Inc.
Bedminster, NJ 07921
United States of America

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-208175) and Form S-8 (No. 333-171841 and No. 333-211097) of Gain Capital Holdings, Inc. of our report dated March 15, 2016, relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting of Gain Capital UK Limited, which appears in this Annual Report on Form 10-K of Gain Capital Holdings, Inc.

/s/ BDO LLP
BDO LLP
London, United Kingdom
March 15, 2017